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                                                                    EXHIBIT 10.4

                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT


         This Fourth Amendment to Employment Agreement ("Amendment") is made and entered into as of the 24th day of July, 2001, by and between INTERFACE, INC. (the "Company") and RAY C. ANDERSON ("Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company and Executive did enter into that certain Employment Agreement dated as of April 1, 1997, as previously amended (the "Agreement"); and

         WHEREAS, the parties hereto desire to modify the Agreement in certain respects, as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1 of the Agreement is hereby amended to delete the first sentence thereof in its entirety and substitute the following in its place, said change to be effective as of July 1, 2001:

                  "Subject to the terms and conditions of this Agreement, Executive shall be employed by the Company as its Chairman of the Board, and shall perform such duties and functions for the Company and its subsidiaries and affiliates as are set forth in the Bylaws of the Company and as shall be specified from time to time by the Board of Directors of the Company; Executive hereby accepts such employment and agrees to perform such duties as may be assigned to Executive."

         2. The reference in Section 4 of the Agreement to "Executive's 63rd birthday" is hereby changed to "Executive's 70th birthday."

         3. Section 6(a) of the Agreement is hereby amended to delete the period mark at the end of the sentence and add the following to said subsection:
"; provided that, notwithstanding the foregoing, Executive's salary and bonus opportunity can be reduced in accordance with Schedule "A" attached hereto and hereby made a part hereof, which has been approved by the Compensation Committee of the Company's Board of Directors."

         4. The Agreement, as expressly modified by this Amendment, shall remain in full force and effect in accordance with its terms and continue to bind the parties.


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         IN WITNESS WHEREOF, Executive has executed this Amendment, and the
Company has caused this Amendment to be executed by a duly authorized representative, as of the date first set forth above.

                                  INTERFACE, INC.


                                  By: /s/ Daniel T. Hendrix
                                      ---------------------------------------
                                        Daniel T. Hendrix
                                        President and Chief Executive Officer

                                  EXECUTIVE:

                                  /s/ Ray C. Anderson
                                  -------------------------------------------
                                  Ray C. Anderson


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